Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Ampio Pharmaceuticals, Inc.’s Registration Statements on Form S-8 (File Nos. 333-186077, 333-181626, 333-175161, and 333-194428) and Form S-3 (File No. 333-193096) of our report dated March 16, 2017, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K.

/s/ EKS&H LLLP

March 16, 2017

Denver, Colorado